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                                                                  EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 (No. 33-27294) of Kellogg Company of our report dated March 11, 1997 which appears on page 1 of Exhibit 99.01 of this Form 10-K and to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-27293) of Kellogg Company of our report dated March 11, 1997 which appears on page 1 of Exhibit 99.02 of this Form 10-K.


PRICE WATERHOUSE LLP

Battle Creek, Michigan
March 26, 1997